EXHIBIT 23.3

[LETTERHEAD OF TANNER + CO.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 24, 2000 except for notes 16 and 20 which are dated April 14, 2000, for the years ended February 28, 1999 and February 29, 2000, and to the reference to our Firm under the captions “Experts,” “Wasatch Summary Selected Financial Data” and “Wasatch Selected Historical Financial Data” in the Registration Statement.

/s/ Tanner + Co.

Salt Lake City, Utah March 7, 2001